UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2012

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On December 10, 2012, ORB Investments, LLC (“ORB”) appointed Shane J. Guidry as a member of the Board of Managers (the “Board”) of U.S. Well Services, LLC (the “Company”). Pursuant to the terms of the Company's Amended and Restated Limited Liability Company Agreement, ORB has the right to appoint all of the members of the Board, except that one of the members of the Board is also required to be the Company's Chief Executive Officer.
Mr. Guidry, age 42 is the Chairman and Chief Executive Officer of Harvey Gulf Marine, Inc. (“Harvey”), having held the position of Chief Executive Officer of Harvey since 1997. Mr. Guidry has worked in various positions at Harvey since his graduation from De La Salle High School in New Orleans, Louisiana in 1988, and operated in many functions including business development, client management, vessel design, and overseeing Harvey's vessel safety inspections, vessel maintenance and repair and Harvey's sales and marketing division. In August 2008, Mr. Guidry and certain other investors acquired Harvey from the Guidry family.

Item 8.01	Other Events.
On December 13, 2012, the Company issued a press release announcing the election of Mr. Guidry to the Board. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

99.1	Press release dated December 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, LLC

Dated:	December 13, 2012	By:	/s/ Kenneth I. Sill
Kenneth I. Sill
Chief Financial Officer

Exhibit Index

99.1	Press release dated December 13, 2012.